UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2024
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AlTi Global, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 26th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)
(212) 396-5904
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ALTI	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 1, 2024, AlTi Global, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, AlTi Global Wealth Management Holdings Limited, a UK private limited company (“Purchaser”), East End Advisors, LLC, a New York limited liability company (“EEA”), EEA Holding Company, LLC, a Delaware limited liability company (“Seller”), and, for the limited purposes set forth therein, David Salomon, Richard Salomon, Peter Nadosy and Brian Clifford. Pursuant to the Purchase Agreement, Purchaser has agreed to acquire 100% of the outstanding membership interests of EEA for an initial purchase price of approximately $76 million upon the terms and subject to the conditions set forth in the Purchase Agreement. Additional contingent consideration is payable to Seller each year over a five-year period in such amounts as calculated in accordance with an EBITDA-based formula. Such consideration is payable in cash and a portion may be paid in Class A Common Stock of the Company at the discretion of Purchaser.

In the event the closing does not occur by July 31, 2024, due to the Company not having sufficient financing to consummate the transaction and Seller has not previously terminated the Purchase Agreement, the Company must pay to Seller a reverse financing fee of $5,000,000, payable in Class A Common Stock of the Company.

The Purchase Agreement includes customary representations and warranties, which are backstopped by a representations and warranties insurance policy, as well as customary closing conditions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On April 1, 2024, the Company issued a press release announcing the acquisition of EEA. A copy of the press release is attached hereto as Exhibit 99.1 and, with the exception of the commentary of Mr. Michael Tiedemann, Mr. David Salomon and Mr. Andrew Douglass, is incorporated by reference herein.

No Offer or Solicitation

This Current Report on Form 8-K and the Exhibits hereto are for informational purposes only and are not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities and are not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Purchase Agreement
99.1	Press Release of AlTi Global, Inc., dated April 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2024	ALTI GLOBAL, INC.
/s/ Stephen Yarad
Name: Stephen Yarad
Title: Chief Financial Officer